Exhibit 10.1

Separation and Release Agreement

This Separation Agreement and Release (hereinafter the “Agreement”) is entered into by and between Fernando Cortes (hereinafter “you”) and Keurig Dr Pepper Inc. and its Subsidiaries, (the “Company”), in order to set out their agreement on the terms and conditions under which your employment will end. To assist you with your transition to new employment and to otherwise resolve any and all disputes that you may have regarding your employment with the Company, including the separation of your employment thereof, you and the Company have agreed to enter into this Agreement under the terms and conditions set forth below and in accordance with the Keurig Dr Pepper Inc. Severance Pay Plan for Executives and Summary Plan Description (the “Plan”). Capitalized terms used in this Agreement and not otherwise defined herein shall have the meaning given to such terms in the Plan.

1.Termination of Employment. Your employment with the Company is terminated as of September 24, 2021 (the “Termination Date”). In order to receive any benefits under this Agreement, in addition to complying with all its terms, you must have fully cooperated with the Company in the transition of your responsibilities prior to the Termination Date and be employed by the Company on the Termination Date. After you receive this Agreement, you will have no power or authority to incur any debt, liability or obligation on behalf of the Company, and except as approved by the Chief Executive Officer of the Company, no right to incur any expenses on behalf of the Company or be reimbursed by the Company for such expenses.

2.Severance Benefits. Provided you timely execute, return, and do not revoke this Agreement, you will receive an amount equal to (i) 1.5 times your Base Salary (as defined in the Plan), plus (ii) your Target Bonus (as defined in the Plan), for a total amount of $1,620,000 (collectively, (i) and (ii) referred to herein as the “Severance Benefits”). Your Severance Benefits will be paid in substantially equal installments in accordance with the Company’s normal payroll practices, beginning on the next normal payroll cycle after the later of your Termination Date and the expiration of the time period you have to execute and return this Agreement (including any revocation period), provided, however, if such time period for execution and revocation of this Agreement begins in one taxable year and ends in a second taxable year, no payments shall be made under the first payroll period in the second taxable year. The Severance Benefits will be subject to statutory deductions, including withholding.

3.Leadership Integration Bonus. Provided you timely execute, return, and do not revoke this Agreement, you will receive a one-time, lump sum payment in the gross amount of $3,500,000.00, less taxes and required withholdings (the “Leadership Integration Bonus”). This Leadership Integration Bonus will be paid to you within thirty (30) business days of your Termination Date or the date you return this signed Agreement, whichever is later.

4.Annual Incentive Plan. You shall be eligible for a pro-rata annual incentive for FY 2021 under the Company’s Short Term Incentive Program in an amount based on your time worked, your Annual Incentive target and actual Company, Business Unit, Function and/or Plant performance, as may be applicable and as determined after the conclusion of FY 2021. To the extent that these calculations result in your being eligible for an FY 2021 Annual Incentive payment, this payment will be made at the same time as other recipients receive their Annual Incentive payment for FY 2021.

Nothing in this Section 4 alters any provision of either the Company’s Short Term Incentive Program or Sales Incentive Program.

5.Equity Awards. If you have equity awards, please refer to the Plan documents and Awards Agreements. You can obtain a copy by logging onto Morgan Stanley Benefit Access at https://www.stockplanconnect.com
6.Benefit Plans.
a.Except for group medical, dental and vision plans, September 24, 2021, shall be your termination date for purposes of all Company benefit plans. Your benefits will be administered consistent with plan documents and based on your Termination Date.
b.For any group medical, dental and vision plan you are enrolled in immediately prior to your Termination Date, September 30, 2021, will be your termination date for purposes of coverage under such plans. Your benefits will be administered consistent with plan documents and based on the date of termination of such coverage. Subject to your having timely elected under the federal law known as “COBRA” to continue participation in the Company’s group medical, dental and vision plans for yourself and those individuals who were your eligible dependents immediately prior to your Termination Date, and regardless of whether you sign this Agreement, you are able to continue your current benefits coverage for the period of time permitted under COBRA by paying the full monthly COBRA premiums.
c.The Company agrees to provide you with access to the Company’s Employee Assistance Program for three (3) months (up to three (3) visits) from your Termination Date without cost to you.
7.Termination for Cause; Material Breach. After you timely execute, return, and do not revoke this Agreement, if the Company discovers information that would have constituted grounds for your termination for Cause (as defined in the Plan) or that you have breached this Agreement, the Company’s obligation to make or continue to make the Severance Benefits or provide benefits pursuant to this Agreement, shall terminate immediately and where appropriate, such obligations shall terminate on the date of the act or failure to act which would have constituted grounds for termination for Cause. Alternatively, if you have already received all or a portion of the Severance Benefits or other payments or benefits identified in this Agreement, you agree to reimburse the Company all but five hundred dollars ($500.00) of the Severance Benefits and benefits you received within seven (7) days of the Company’s request, and you further agree that the five hundred dollars ($500.00) identified in this Agreement constitutes good and valuable consideration for the release of claims set forth in Section 10 of this Agreement. In addition, you agree that in the event of any breach or threatened breach by you of Section 8(a) through (c) of this Agreement or any confidentiality, non-solicitation, or non-disparagement obligations you have to the Company, the Company will suffer irreparable harm and will not have an adequate remedy at law. Accordingly, the Company shall be entitled, upon application to any court of competent jurisdiction, to specific performance or injunction or other relief against you. Nothing in this Agreement shall be construed as prohibiting the Company from pursuing other remedies available to it for such breach or threatened breach including the recovery of damages and attorneys’ fees from you.

8.Confidentiality; Cooperation. By accepting the Severance Benefits and any other benefits, payments and other items described in this Agreement, you agree that:

a.This Agreement is strictly confidential and that you will not, directly or indirectly, disclose the fact of or terms of this Agreement to anyone other than your attorney or your immediate family members, except to the extent such disclosure may be required for accounting or tax reporting purposes or otherwise be required by law or direction of a court.

b.All documents (including this Agreement), records, techniques, business secrets and other information which have come into your possession from time to time during your employment with the Company (“Confidential Information and Business Secrets”) are and shall remain confidential and proprietary to the Company and/or its affiliates, and you will keep confidential and not divulge to any other party any of the Company’s and/or its affiliates’ Confidential Information and Business Secrets, including, but not limited to, Confidential Information and Business Secrets relating to such matters as the Company’s finances (including financial results, budgets, forecast and long-range plans), operations, materials, processes, plans, designs, models, new products, apparatus, equipment or formulas used in the Company’s operations, and the names of the Company’s customers and suppliers;
c.All of the Company’s and/or its affiliates’ and related companies’ Confidential Information and Business Secrets are and shall remain the sole and exclusive property of the Company and/or its affiliates and related companies; and
d.You agree to cooperate with reasonable requests for cooperation from the Company with respect to any legal issue regarding any matter of which you had knowledge during your employment with the Company. Such cooperation may include appearance at depositions, assistance in responding to discovery, preparation for hearings or trial, and appearance at trial. The Company will reimburse you for all reasonable expenses incurred by you in providing such assistance and undertake reasonable efforts to prevent such cooperation from interfering with your new employment, provided the Company can control the timing of such cooperation.
e.You have been paid all earned wages, salary, and vacation pay.

9.Assignment of Intellectual Property. In exchange for the consideration set forth in this Agreement you agree, both before and after the Termination Date, to execute or join in executing all papers or documents required for the protection of intellectual property created by you during and related to your employment with the Company, including the filing of patent applications in the United States and such foreign countries as the Company may elect. You agree to assign and hereby assign all intellectual property rights including such patent applications to the Company or its nominee, and shall provide the Company or its agents or attorneys with all reasonable assistance in the preparation and prosecution of patent applications, drawings, specifications and the like, all at the expense of the Company, and shall do all that may be necessary to establish, protect and maintain the rights of the Company or its nominee in the inventions, patent applications and Letters Patent.

10.Release of Claims. In exchange for the consideration set forth in this Agreement you hereby, on behalf of yourself, your descendants, ancestors, dependents, heirs, representatives, executors, administrators, successors and assigns:

Fully and forever release and discharge Keurig Dr Pepper and all of its Subsidiaries, affiliates, divisions, successors and assigns, together with all of their past and present trustees, directors, officers, agents, attorneys, insurers, employees, independent contractors, stockholders and representatives (collectively the “Releasees”), from any and all claims, demands, rights, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, debts, costs, expenses, attorneys’ fees, damages, judgments, orders or liabilities of whatsoever kind or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, which you now own or hold or have or may have at any time heretofore or hereafter owned or held as against the Company and/or any of the Releasees, arising out of or in any way connected with:

a.your employment with the Company and/or any of its past or present subsidiaries or parent or affiliated companies or entities (except any claims for pension or retirement benefits);
b.your termination from the Company and/or any of its past or present subsidiaries or parent or affiliated companies or entities; and
c.any and all other transactions, occurrences, acts or omissions and any loss, damage or injury whatsoever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of the Company and/or any of the Releasees arising, committed or omitted before the date of this Agreement or at any time during Employee’s employment with the Company or with any of the Releasees, including, but not limited to all claims arising under or relating to your compensation, bonuses, incentive compensation, benefits, payments, grants, stock options, severance plan, equity agreement, stock option agreement, or any other bonus, incentive or benefit plan, program or agreement established by the Company, or any other benefits you may or may not have received during your employment with the Company, including, without limitation, all claims relating to any other claimed payments, employment contracts, or benefits, all claims arising at law or equity or sounding in contract (express or implied) or tort, claims arising by statute, common law or otherwise, claims arising under any federal, state, county or local laws, of any jurisdiction, including claims for wrongful discharge, breach of express or implied contract or implied covenant of good faith and fair dealing, claims for intentional or negligent infliction of emotional distress, violation of public policy, and claims for discrimination, retaliation, sexual harassment and claims arising under any laws that prohibit age, sex, sexual orientation, race, national origin, color, disability, religion, veteran, workers’ compensation or any other form of discrimination, harassment, or retaliation, including, without limitation, claims under the Age Discrimination in Employment Act of 1967, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Texas Commission on Human Rights Act, the Worker Adjustment and Retraining Notification Act, the Equal Pay Act of 1963, the Lilly Ledbetter Fair Pay Act of 2009, the Age Discrimination in Employment Act of 1967, the Employee Retirement Income Security Act, the Older Workers’ Benefit Protection Act, the Americans with Disabilities Act of 1990, as amended, the Rehabilitation Act of 1973, 42 U.S.C. §1981, the Civil Rights Act of 1991, the Civil Rights Act of 1866 and/or 1871, the Fair Labor Standards Act, the Fair Credit Reporting Act, the Executive Retirement Income Security Act of 1974, as amended, the Sarbanes-Oxley Act of 2002, the Occupational Safety and Health Act, the Executive Polygraph Protection Act, the Uniformed Services Employment and Reemployment Rights Act, the Genetic Information Nondiscrimination Act, the National Labor Relations Act, the Labor Management Relations Act, the Immigration Reform and Control Act, the Family and Medical Leave Act of 1993, any and all claims for breach of contract, tort, and personal injury of any kind, including but not limited to any claims for severance pay, bonus, sick leave, holiday pay, life insurance, health or medical insurance or any other fringe benefit, worker’s compensation or disability, and/or any claims under any other federal, state, local, or other governmental statute, regulation and/or common law, including, without limitation, any federal, state or local laws respecting employment.

d.For employees in the following states:

For employees in California, Montana, North Dakota or South Dakota:

You release all known and unknown claims arising before you sign this Agreement. You waive all rights under: California Civil Code § 1542; Montana Code § 28-1-1602; North Dakota Century Code § 9-13-02; or South Dakota Codified Laws § 20-7-11 which provide: “A general release does not extend to claims THAT the creditor OR RELEASING PARTY does not know or suspect to exist in his or her favor at the time of executing the release, AND THAT, if known by him or her WOULD have materially affected his or her settlement with the debtor or released party.

For Illinois Employees with a state court tort claim, you and the Company, to the extent applicable, waive the Illinois claim release requirements of 735 ILCS 5/2-2301.

For Massachusetts Employees, you release all claims or rights under the Massachusetts Payment of Wages Law, G.L. c.149, and the Massachusetts Fair Employment Practices Act, G.L. c.151B.

For New Jersey Employees, you release all claims or rights under the N.J. Conscientious Employee Protection Act (N.J. Stat. Ann. 34:19-1 et. seq.).

For Rhode Island Employees, the parties and their counsel agree that a waiver of all or substantially all attorney fees was not compelled as a condition of the settlement.

For West Virginia Employees, you waive all claims or rights arising under the West Virginia Human Rights Act (W. Va. Code § 5-11-9 et seq.). The toll-free telephone number of the West Virginia State Bar Association is 1-866-989-8227.

11.Covenant Not To Sue. A “covenant not to sue” is a legal term for a promise not to file lawsuit in court. It is different from the Release of Claims above. In addition to waiving and releasing the claims covered in this Agreement, you agree never to sue any Releasee in any forum for any reason arising out of your employment with the Company, including but not limited to the claims covered in this Agreement; provided, however, that you may bring a claim against the Company to enforce this Agreement or to challenge the validity of the Agreement under the Age Discrimination in Employment Act and/or the Older Workers Benefit Protection Act. You agree and acknowledge that if you break this promise not to sue, then you will pay for all costs, including reasonable attorneys’ fees, incurred by the Company or any Releasee in defending any matter or proceeding covered by the promise not to sue. Alternatively, if you break your promise not to sue, you may, at the Company’s option, be required to return all but five hundred dollars and no cents ($500.00) of the Severance Benefits paid to you pursuant to the Agreement, and you further agree that the five hundred dollars ($500.00) identified in this Agreement constitutes good and valuable consideration for the release of claims set forth in Section 10 of this Agreement.
12.Rights And Claims Excluded From Release of Claims. Nothing in this Agreement is intended to interfere with your right to discuss your employment terms or conditions, report possible violations of federal, state or local law or regulation to any governmental or law enforcement agency or entity, or to make other disclosures that are protected under the whistleblower provisions of federal or state law or regulation. This Agreement does not waive any rights or claims that cannot be waived by law, including rights or claims that arise after you execute this Agreement, your right to file a charge with a governmental agency (such as the United States

Equal Employment Opportunity Commission (“EEOC”)), and your right to participate in any governmental agency investigation or proceeding, and your right to communicate and cooperate with any such agency. You are waiving, however, any right to recover money in connection with such a charge or investigation, except that you do not waive any right to receive money properly awarded by the U.S. Securities and Exchange Commission (“SEC”) as a securities whistleblower incentive, if applicable. You are, however, waiving any right to recover money in connection with a charge filed by any other individual, by the EEOC, or by any other city, local, state, or federal agency (other than the SEC).

13.Noncompetition and Non-solicitation. You acknowledge and agree that customer goodwill and information, including the Confidential Information you have acquired during the course of your employment will enable you to irreparably injure the Company if you should engage in unfair competition. In consideration of the Severance Benefits, Integration Payment, compensation during employment and Confidential Information provided to you and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, you hereby agrees that the following covenants are reasonable and necessary protective covenants for the protection of the other terms and conditions contained in this Agreement:
(a)Noncompetition. For a period of two (2) years following the termination of Employee’s employment with the Company, Employee shall not directly or indirectly, provide Competitive Services in the Restricted Area for a Competitor.
Definitions:
“Competitive Services” means to own, manage, operate, join, control, be employed by or with, or participate in any manner (including, without limitation, as a consultant) with a Competitor. You acknowledges and agrees that the scope of this definition is reasonable because as a member of Company’s Executive Leadership Team, you provide services to, have material involvement in, and/or receives Confidential Information relating to the KDP Business as a whole.
“Competitor” shall mean any person or entity that competes with the KDP Business. You acknowledge and agree that the scope of this definition is reasonable because as a member of Company’s Executive Leadership Team, you provide services to, have material involvement in, and/or receives Confidential Information relating to the KDP Business as a whole.
“Restricted Area” means those geographic areas in which the Company is engaged in manufacturing, selling, distributing, and/or marketing its products. You acknowledge and agree that the scope of this definition is reasonable because as a member of Company’s Executive Leadership Team, you provide services to, have material involvement in, and/or receives Confidential Information relating to the KDP Business as a whole.
(b)Non-interference with Customer Relationships. For a period of two (2) years following the termination of your employment with the Company, you shall not, on your own behalf or on behalf of any other person or entity, interfere with the relationship of the Company with any person or entity who was a customer of the Company. Where required by applicable law to be enforceable, the foregoing provisions are limited to the Restricted Area.

(c)Non-solicitation of Customers. For a period of two (2) years following the termination of your employment with the Company for any reason, you shall not, on your own behalf or on behalf of any other person or entity, interfere with the relationship of the Company with any person or entity who was a customer of the Company (referred to herein as a “Covered Customer”) by soliciting or communicating (regardless of who initiates the communication) with a Covered Customer to induce or encourage the Covered Customer to: (a) stop or reduce doing business with Company; or (b) to buy a Competing Product from a Competitor, unless a duly authorized Company officer gives you written authorization to do so. Where required by applicable law to be enforceable, the foregoing provisions are limited to the Restricted Area.
(d)Non-solicitation of Employees. For a period of two (2) years following the termination of your employment with the Company for any reason, you shall not, either directly or indirectly, participate in, or assist any third party in, recruiting or hiring away any employees of the Company, or encourage or induce any employees of the Company to terminate their employment with the Company. For purposes of this covenant, “Employees” shall refer to current employees of the Company and employees who are not employed by the Company at the time of the attempted recruiting or hiring and/or interference, but were employed by the Company at any time during the six (6) months prior to the time of the attempted recruiting or hiring and/or interference.
(e)Enforcement of Covenants. You acknowledge that compliance with the noncompetition and non-solicitation restrictive covenants contained in Sections a through d of this Agreement are necessary to protect the business and goodwill of the Company. You also acknowledges that a breach of such covenants will result in irreparable and continuing damages to the Company, for which money damages may be an insufficient remedy to the Company. Further, Employee acknowledges that the ascertainment of the full amount of damages in the event of Employee’s breach of any provision of this Agreement would be difficult. Consequently, Employee agrees that, in the event of a breach or threatened breach of any of the restrictive covenants contained in this Agreement, that the Company, in addition to all other remedies it may have, shall be entitled to both (a) temporary, preliminary and/or permanent injunctive relief to restrain the breach of or otherwise to specifically enforce any of the covenants in order to prevent the continuation of such harm (with $1,000.00 being the agreed amount of any bond that need to be posted (if any) by the Company to secure such injunctive relief); and (b) money damages, including immediate termination of Severance Benefits and Transition Payments and repayment of any Severance Benefits and Transition Payment already paid, insofar as they can be determined. Injunctive relief to enforce Sections a through d may be sought by either party from any court of competent jurisdiction. Employee further agrees that the restrictions included within this Agreement are intended to be in addition to, and do not in any way limit, any other obligations owed by Employee to the Company regarding such matters, whether such obligations arise under common law, state or federal statute, ordinance or otherwise. Finally, the parties agree any alleged breach by the Company of any obligations under this Agreement or any other agreement between the parties shall not excuse Employee from performing his/her obligations hereunder or otherwise serve as a defense to the enforceability of this Agreement.

14.Non-Disparagement. You agree that the Company’s goodwill and reputation are assets of great value to the Company, which have been obtained and maintained through great costs, time and effort. Therefore, you agree that after the termination of your employment, you shall not make, publish or otherwise transmit any disparaging, defamatory or libelous statements, whether written or oral, regarding the Company or its officers, directors, executives, employees, contractors, consultants, advisors, products, services, business or business practices. A violation or threatened violation of this Section 14 may be enjoined by the courts. The rights afforded the Company under this provision are in addition to any and all rights and remedies otherwise afforded by law.

However, nothing in this Section 14 restricts or prevents you from providing truthful testimony as required by court order or other legal process or is intended to interfere with your rights set forth in Section 12 of this Agreement.
15.Non-Liability. You agree that neither this Agreement nor the furnishing of the consideration for this Agreement shall be deemed or construed as an admission by the Company or by any of the Releasees of any liability, wrongful or unlawful conduct of any kind whatsoever.

16.Company Property. On or before the Termination Date, you agree to return all Company property (including, but not limited to, sales materials, documents or other company records, access cards, keys, mobile phones, smart phones, credit cards, gas cards, computers, or any other equipment) that you have or may have in your possession or control, except as expressly permitted in writing by an authorized officer of the Company. If you do not return Company property in your possession or control by the Termination Date, the Company may, in addition to the rights and remedies it may have under this Agreement or otherwise, withhold any and all payments under this Agreement. You further agree to submit all outstanding expenses on Company credit accounts on or before the Termination Date whenever possible, and in any event no later than 30 days following the Termination Date. Your Severance Benefits will be offset by any personal or undocumented expenses.
17.Notices. All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been given if delivered by hand or mailed within the continental United States by first class, registered or certified mail, return receipt requested, postage and registry fees prepaid and addressed as follows:

(a)If to the Company:
Keurig Dr Pepper
6425 Hall of Fame Lane
Frisco, TX 75034
Attention: Chief Legal Officer & General Counsel

(b)If to you: At the last address on file with the Company.

Either party by notice in writing to the other may change the address to which notices, requests, demands or other communications to it shall be mailed.

18.Offer. This offer shall remain in effect only through the close of business on the date set forth in Section 19.d. below, after which this offer shall be automatically withdrawn.

19.Employee Acknowledgments and Representations; Knowing and Voluntary Waiver; Time for Consideration. You hereby acknowledge and represent that:

a.You are entering into this Agreement freely and voluntarily and that you have been advised in writing through this Agreement to seek legal counsel of your own choosing, at your own cost. The Company and you agree that the parties have relied upon the advice of their respective attorneys, who are attorneys of their own choice, or they have knowingly and willingly not sought the advice of such attorneys. You hereby understand and acknowledge the significance and consequence of this Agreement and represent that the terms of this Agreement are fully understood and are knowingly and voluntarily accepted by you.

This Agreement is intended to include in its effect and does include, without limitation, all claims which you do not know or suspect to exist in your favor at the time of execution of this Agreement, and that the terms agreed upon contemplate and extinguish any and all such claims. You understand that this Agreement specifically releases and waives all rights and claims that you may have under the Age Discrimination in Employment Act of 1967, as amended (the “ADEA”), prior to the date on which you sign this Agreement and you agree to all of the terms of this Agreement and intend to be legally bound hereby.

b.You received this Agreement on or before your Termination Date and you shall have a period of twenty-one (21) days to review this Agreement (the “Review Period”) to consider and accept or reject this Agreement. You agree that any changes to this Agreement, whether material or immaterial, will not restart the running of the Review Period. You understand that you have the right to use as much or as little of the Review Period as you wish before executing this Agreement. The signed Agreement must be returned to the Company, 6425 Hall of Fame Lane, Frisco, TX 75034, Attn: Legal Department/Kim Bennett, before the end of the Review Period.
c.For a period of seven (7) days after you sign this Agreement, you may revoke your agreement to release any claims that you may have under the ADEA, and any amendments thereto, by indicating in writing to the Company, 6425 Hall of Fame Lane, Frisco, TX 75034, Attn: Chief Legal Officer & General Counsel, your intention to revoke the release of claims under the ADEA. If you exercise your right to revoke hereunder, you shall forfeit your right to receive the Severance Benefits, except for the amount of $500.00, which you agree is sufficient consideration for the release of remaining claims in Section 10 of this Agreement, and to the extent any portion of the Severance Benefits has been paid, you agree that you will reimburse the Company for the amounts of such payments within fourteen (14) days of your exercising your right to revoke hereunder. You understand that the Company’s obligations under this Agreement do not become effective until after the seven (7) day revocation period has expired. This Agreement will become effective, enforceable and irrevocable on the eighth (8th) day after the date on which it is executed by you (the “Effective Date”).
d.This Agreement will become null and void and of no further force or effect if the Company does not receive a fully executed copy from you after the Termination Date but ON OR BEFORE the close of business on the last day of the Review Period.
e.You acknowledge and agree that the Company has paid you all compensation owed to you for services rendered through and including the Termination Date, including all wages or other compensation and all accrued and unpaid Combined Time Off pay, vacation pay or sick pay, if applicable. You agree and understand that the Company will pay you for any reimbursable but unpaid business expenses within 60 days of the Termination Date, provided that you submit the appropriate paperwork and receipts reasonably satisfactorily to the Company within 30 days of the Termination Date.

20.Miscellaneous.

a.Assignment. You shall not assign, pledge or transfer this Agreement without the Company’s prior written consent.
b.Prior Agreement and Modification. This Agreement and the Plan are the entire understanding between you and the Company concerning the termination of your employment, and no change, alteration or modification of this Agreement may be made except in writing signed by both parties. If you previously signed an Employee Confidentiality and/or an Employee Confidentiality and Non-Compete Agreement(s), all terms and conditions of the Employee Confidentiality and/or Employee Confidentiality and Non-Compete Agreement(s) shall remain in effect after the Termination Date.
c.Headings. The headings in this Agreement are for convenience of reference only and shall not limit the enforceability of this Agreement.
d.Severability. Should any provision of this Agreement be declared illegal or unenforceable by any court of competent jurisdiction, a provision that most closely resembles the parties’ intent, but which is legally enforceable, shall be deemed to have been automatically substituted in the place of such provision. If a legal provision which would carry out the parties’ intent cannot, as a practical matter, be substituted in the place of such unenforceable provision (other than the general release language), then such provision shall immediately become null and void, but leaving the remainder of this Agreement fully enforceable. If, however, a court deems any portion of the Release of Claims in this Agreement unenforceable for any reason, then Employee agrees to promptly return to the Company all of the consideration that has been paid to Employee under this Agreement.
e.Waiver of Breach; Rights and Remedies Cumulative. The waiver by either party of a breach of a provision of this Agreement shall not operate or be construed as a waiver of a subsequent breach by either party. No right or remedy provided in this Agreement is intended to be exclusive of any other right or remedy available by law.
f.All Commitments. The amounts and benefits payable to you under this Agreement constitute all payments or benefits which the Company shall be obligated to provide for you, and you agree that, except as provided herein, neither you nor your estate will have any rights under any bonus plan, incentive compensation plan, health plan or any other benefit or compensation plan whatsoever. Any rights under Company benefit & reward plans are subject to the terms and conditions of such plans.

21.Governing Law and Venue. The terms and provisions of this Agreement and release shall be governed by and construed in accordance with the laws of the STATE OF TEXAS, exclusive of any conflict of law provisions, and venue for all purposes of this Agreement and release shall be in a court of competent jurisdiction sitting in COLLIN COUNTY, TEXAS or the applicable federal district or appellate court having jurisdiction over actions filed in such county and state.

22.Section 409A; Six Month Delay. Notwithstanding anything herein to the contrary, if and to the extent any portion of any Severance Benefits, payment, compensation or other benefit provided to you in connection with this Agreement is determined to constitute “nonqualified deferred compensation” within the meaning of Code Section 409A and you are a “specified employee” as defined in Code Section 409A(a)(2)(B)(i), as determined by the Company in accordance with its procedures, by which determination you hereby agree that you are bound, such portion of the payment, compensation or other benefit shall not be paid until the earlier of (i) the date that is six (6) months and two days after your Termination Date or (y) the date of your death.

PLEASE READ CAREFULLY – THIS AGREEMENT INCLUDES A RELEASE OF CLAIMS, INCLUDING A RELEASE OF CLAIMS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT. BEFORE SIGNING THIS AGREEMENT, YOU MAY TAKE IT HOME, READ IT, AND CAREFULLY CONSIDER IT. IF YOU CHOOSE, DISCUSS THIS RELEASE WITH YOUR ATTORNEY (AT YOUR OWN EXPENSE).

You must not sign this Agreement before September 24, 2021. The Agreement must be signed and returned to Keurig Dr Pepper Inc., Attn: Legal Department/Kim Bennett at 6425 Hall of Fame Lane, Frisco, TX 75034 on or after September 24, 2021, but no later than October 15, 2021. If you do not revoke the Agreement within seven (7) days after signing it, then the Agreement will take effect as a legally binding document on the expiration of the seventh day after signing.

BY SIGNING BELOW, YOU ACKNOWLEDGE THAT YOU HAVE READ THE ENTIRE AGREEMENT, HAVE HAD THE OPPORTUNITY TO CONSULT WITH AN ATTORNEY OF YOUR CHOICE (AT YOUR OWN EXPENSE), UNDERSTAND THIS AGREEMENT, AND ARE KNOWINGLY AND VOLUNTARILY ENTERING INTO IT.

Executed at McKinney (city), Texas (state) this 24 day of September , 2021 .

By: /s/ Fernando Cortes
FERNANDO CORTES

__________________________________________________________________________________
Received at Frisco, Texas this 24th day of September , 2021 .

Keurig Dr Pepper Inc.

By: /s/ Mary Beth DeNooyer
Printed Name: Mary Beth DeNooyer
Title: Chief Human Resources Officer